UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2025

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On January 2, 2026, Riot Platforms, Inc. (the “Company”) announced that the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors (“Board”) of the Company, approved a planned Chief Financial Officer (“CFO”) transition. On March 1, 2026 (the “CFO Transition Date”), Mr. Colin Yee, will step down as the Company’s CFO and immediately transition to a Senior Advisor role to support a smooth handoff and ensure continuity across all financial functions during the transition. On the CFO Transition Date, Mr. Jason Chung, the Company’s current Executive Vice President (“EVP”), Head of Corporate Development & Strategy, will succeed Mr. Yee as the Company’s new CFO.

In connection with the CFO transition, the Company entered into an amended and restated professional services agreement with Clear Capital Management Corporation (the “Senior Advisor Agreement”), on January 1, 2026, which establishes the terms of Mr. Yee’s service as Senior Advisor. Except as set forth in this Item 5.02 of this Current Report on Form 8-K (this “Report”), the terms of the Senior Advisor Agreement are materially consistent with the terms of the Form of Executive Employment Agreement (the “Form of Amended and Restated Executive Employment Agreement”), approved by the Compensation Committee effective November 20, 2024, and previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 26, 2024, which is incorporated herein by reference.

Pursuant to the terms of the Senior Advisor Agreement Mr. Yee has agreed to serve for an initial term through January 1, 2028, which, upon expiration, shall automatically renew for successive 12-month periods thereafter, unless earlier terminated in accordance with the same terms of the Form of Amended and Restated Executive Employment Agreement, and he will (i) continue to receive his annual base fee of $500,000 through for the twelve months following the CFO Transition Date, (ii) commencing on the thirteenth month following the CFO Transition Date through the remainder of the Special Advisor Agreement, receive a monthly base fee of $20,000, and (iii) shall receive an award of $2,000,000 worth of service-based restricted stock units under the Company’s 2019 Equity Incentive Plan, as amended (the “Equity Plan”) which shall vest in two approximately equal tranches through January 1, 2028.

Mr. Yee’s transition is not the result of any dispute or disagreement with the Company on any matter relating to its accounting or financial policies, procedures or practices or its financial statements or disclosure.

Mr. Chung, age 44, has served as our EVP, Head of Corporate Development & Strategy since July 2023, and Head of Corporate Development & Strategy from June 2022 to July 2023. Mr. Chung brings two decades of experience in investment banking and a wealth of knowledge in corporate finance to the Company. Prior to joining the Company, Mr. Chung served as Managing Director, M&A, at Nomura Holdings, Inc. from March 2017 through June 2022 and Executive Director, Mergers & Acquisitions from March 2014 through December 2016 where he advised global clients on cross-border transactions in the technology sector across multiple countries, including the US, Canada, Germany, Japan, Korea, France, and Singapore. Mr. Chung’s investment banking career spanned nearly $20 billion in mergers and acquisitions transactions and included building and growing advisory teams. Mr. Chung is a CFA charter holder and earned a Bachelor of Commerce and Finance degree, minoring in History, from the University of Toronto.

Mr. Chung’s compensation arrangements in connection with his appointment as CFO are set forth in his amended executive employment agreement, described below. Other than the amendments to Mr. Chung’s executive employment agreement described in this Report, the material terms of Mr. Chung’s executive employment agreement remain unchanged from those previously disclosed by the Company.

There are no family relationships between Mr. Chung and any of the Company’s directors or executive officers, and there are no arrangements or understandings between Mr. Chung and any other person pursuant to which he was selected as an officer other than as described herein. Additionally, there are no related-party transactions between the Company and Mr. Chung that would be required to be reported under Item 404(a) of Regulation S-K.

Amendment to Riot Platforms, Inc. Long-Term Incentive Program Award Agreement

On December 31, 2025, the Compensation Committee approved certain amendments to the Company’s Form of Long-Term Incentive Program Award Agreement (“Amended Form of LTIP Award Agreement”), effective January 1, 2026, governing grants of equity made under the Company’s Long-Term Incentive Program (the “LTIP”), for all eligible employees of the Company and its consolidated subsidiaries (the “Participants”) pursuant to the Equity Plan.

Except as described herein, the material terms of the Amended Form of LTIP Award Agreement remain unchanged from the form previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2023, which is incorporated herein by reference (the “Original LTIP Award Agreement”). Any capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the Forms of LTIP Award Agreements filed as exhibits to this Report.

Amended Form of LTIP Award Agreements

The Compensation Committee approved amendments to the Original LTIP Award Agreement providing that awards granted under the LTIP will now be evidenced in separate agreements:

(1)	the Form of Riot Platforms, Inc. Long-Term Incentive Program Performance Award Agreement (the “Performance Award Agreement”);
(2)	the Form of Riot Platforms, Inc. Long-Term Incentive Program Service Award Agreement (the “Service Award Agreement”);
(3)	Form of Riot Platforms, Inc. Long-Term Incentive Program Performance Award Agreement (Units) (the “Performance Award Agreement (Units)”); and
(4)	Form of Riot Platforms, Inc. Long-Term Incentive Program Service Award Agreement (Units) (the “Service Award Agreement (Units)”).

The form of the Performance Award Agreement, the Service Award Agreement, the Performance Award Agreement (Units) and the Service Award Agreement (Units) are attached to this Report as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively.

Service Award Agreement

Each Service Award Agreement and Service Award Agreement (Units) will include a grant of unvested restricted shares or share units, as applicable, of the Company’s common stock, which are eligible to vest, if at all, in three (3) approximately equal tranches following the grant date. Such service-based awards are granted subject to and contingent upon the Participant’s continued service with the Company through the applicable annual vesting dates, as specified in the applicable award agreement, and no proportionate vesting or credit will be given for partial service prior to the applicable vesting date.

Performance Award Agreement

The Performance Award Agreement and the Performance Award Agreement (Units) will include a total shareholder return (“TSR”) cap, providing that if the Company’s absolute TSR for the Performance Period is negative, the maximum vesting percentage that may be earned will be limited to 100% of the Target Award.

Additionally, the measurement period methodology for determining the beginning and ending share prices of the performance period has been amended to utilize a 60-trading day trailing average, increased from the previous 20-trading day trailing average.

Each Performance Award Agreement and Performance Award Agreement (Units) will include a grant of a target number of unvested restricted shares or share units, as applicable, of the Company’s common stock, which are eligible to vest, if at all, based on calculating the TSR which is the percentage change in market price across the Performance Period, and the difference between the percentage change of a share of the Company’s Common Stock and the percentage change of the market price of an interest in the Russell 3000 Index (INDEXRUSSELL: RUA) during the three-(3)-year performance period applicable to such Performance Award.

The foregoing descriptions of the Performance Award Agreement, the Service Award Agreement, the Performance Award Agreement (Units) and the Service Award Agreement (Units) do not purport to be complete and are qualified in their entirety by reference to the applicable form of such agreements, which are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated herein by reference.

Amendment to Executive Employment Agreements

On January 1, 2026, as authorized and directed by the Compensation Committee, the Company entered into amendments to the executive employment agreements of certain of the Company’s executive officers, Mr. Jason Les, Chief Executive Officer; Mr. Benjamin Yi, Executive Chairman; Mr. William Jackman, Chief Legal Officer; Mr. Jason Chung, as upcoming CFO; and Mr. Stephen Howell, Chief Operating Officer (collectively, the “Officers”), on the Company’s Form of Amended and Restated Executive Employment Agreement.

Base Salary Adjustments

The annual base salary for each of Mr. Les and Mr. Yi increased from $600,000 to $900,000 and the Bitcoin component of their respective base compensation arrangements was eliminated. Previously, each of Mr. Les and Mr. Yi received an annual base salary of $600,000 plus 10 Bitcoin. Additionally, the target award level under the Company’s Annual Incentive Plan (the “AIP”) for Messrs. Les and Yi increased from 100% to 125%.

The annual base salary for Mr. Chung increased from $500,000 to $550,000 in connection with his transition to the role of CFO. The annual base salary for Mr. Howell increased from $400,000 to $500,000.

Employment Agreement Term

Each Officer’s employment agreement shall extend through January 10, 2031.

Except as described by the Company in this Report, these amendments will not affect the employment terms, compensation arrangements, or other rights of any Officer, as previously disclosed by the Company.

Amendment to 2026 Annual Incentive Plan

Effective January 1, 2026, the Compensation Committee approved certain amendments to the Company’s 2026 AIP (the “2026 AIP”) to align executive compensation with the Company’s strategic focus on data center development. Under the amended 2026 AIP, the Committee eliminated the “Bitcoin Yield” metric, as it no longer reflects a primary key performance indicator for the Company. Upon securing a data center tenant, the 2026 AIP will introduce two new performance metrics: “Data center revenue” (15% weighting) and “Data Center NOI” (15% weighting), with targets based on the forecasted economics of the secured tenancy. The 2026 AIP Adjusted EBITDA performance metric has been reduced from 30% weighting to 25% for performance at target level. Any performance payout under the redesigned 2026 AIP metrics will result in a payout from 0% if the Company fails to meet its metrics, 50% payout for performance at threshold level, 100% for performance at target level, and with a maximum payout opportunity of 200%. Our Officers are eligible to receive a target payout set at 100% of their base salary, and Messrs. Yi and Les are eligible to receive a target payout set at 125% of their base salary.

Additionally, the discretionary portion of the 2026 AIP has been narrowed to focus specifically on data center strategy execution to capture milestones supporting long-term infrastructure growth. Performance for this metric will be determined solely by the Compensation Committee’s judgement, evaluating management on progress in areas such as infrastructure development, sales and leasing, financing strategy, power portfolio growth, and talent recruitment. In connection with these changes, the Compensation Committee rebalanced the relative weightings of all 2026 AIP metrics to ensure a balanced mix of financial and strategic objectives. All other material terms of the Company’s Annual Incentive Plan remain unchanged.

Item 9.01 – Financial Statements and Exhibits.

(d)Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Riot Platforms, Inc. Long-Term Incentive Program Performance Award Agreement.
10.2	Form of Riot Platforms, Inc. Long-Term Incentive Program Service Award Agreement.
10.3	Form of Riot Platforms, Inc. Long-Term Incentive Program Performance Award Agreement (Units).
10.4	Form of Riot Platforms, Inc. Long-Term Incentive Program Service Award Agreement (Units).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: January 2, 2026